Exhibit (l)




                     STANDEX INTERNATIONAL CORPORATION



                       EXECUTIVE LIFE INSURANCE PLAN


                     STANDEX INTERNATIONAL CORPORATION
                       EXECUTIVE LIFE INSURANCE PLAN


This Executive Life Insurance Plan (the "Plan") is adopted as of the 8th day of June, 1994 (the "Effective Date") by Standex International
Corporation, a Delaware corporation, with executive offices at 6 Manor Parkway, Salem, New Hampshire 03079 (the "Company").



                                 ARTICLE 1

                                  Purpose

The purpose of the Plan is to provide a life insurance benefit and, with the consent of the Company, a supplemental retirement benefit in lieu of the life insurance benefit to certain Employees of the Company in order to encourage such Employees to continue their employment and to induce desirable persons to enter into the Company's employ in the future.



                                 ARTICLE 2

                                Definitions

Except as otherwise provided, the following terms shall have the definitions indicated in this Article 2 whenever used in this Plan with initial capital letters:


"Beneficiary" means the person or persons designated on the Designation of Beneficiary Form (attached hereto as Exhibit B) as the recipient of a death benefit.


"Compensation" means all earnings and/or net commissions of a Participant from the Company paid or made available with respect to a calendar year which are reportable for federal income tax purposes on Form W-2 (or its successor), but not including, any reimbursement for expenses, or any income attributable to:

         (a) payments made by the Company in connection with a relocation;

         (b)  premiums paid by the Company for life insurance coverage;

         (c)  the exercise of any stock appreciation rights;

         (d)  the exercise of any stock option;

         (e)  interest on a home purchase loan or stock option loan; or

         (f)  the use of any Company-owned or Company-leased automobile.


"Eligible Employee" means an Employee who has been designated by the Chief Executive Officer of the Company and approved by the Company's Board of Directors as being eligible to participate in the Plan.

"Employee" means any person employed by the Company on a regular, full-time, salaried basis.

"Enrollment Agreement" means the written agreement substantially in the form of Exhibit A attached hereto entered into by the Company and an Eligible Employee pursuant to which the Eligible Employee becomes a Participant in the Plan.

"Insurer" means such insurance company which the Company may from time to time utilize to provide insurance coverage for certain benefits under the Plan.

"Participant" means an Eligible Employee who has filed a completed and executed Enrollment Agreement with the Company, which Enrollment Agreement has been executed by the Company.

"Policy" with respect to a particular Participant means any policy or policies of life insurance on that Participant's life acquired by the Company to provide the life insurance benefits under this Plan.

"Retire or Retirement" means a situation in which a Participant has terminated employment with the Company such that, under the Standex International Corporation Retirement Plan, he or she is considered as retired and receiving benefits thereunder or about to receive such benefits.

"Supplemental Retirement Income Benefit" means the benefit payable to a Participant in accordance with Article 4 of this Plan.


                                 ARTICLE 3

                          Life Insurance Benefit


3.01   Insurance Policy.

The Company has purchased or will purchase a Policy from the Insurer with respect to each Participant in this Plan, provided the Participant is able to meet the requirements of the Insurer including, but not limited to physical condition and risk factors. The Company and the Participant agree to take all reasonable actions to cause the Insurer to issue the Policy.


3.02   Ownership of Policy.

Except as may otherwise be provided herein, the Company shall be the sole and absolute owner of the Policy, and may exercise any and all ownership rights granted to the owner thereof by the terms of the Policy.


3.03   Payment of Death Benefit Prior to Retirement.

    (a) Upon the death of a Participant while the Participant is an Employee of the Company the total amount provided as a death benefit under the Policy shall be paid in the following order of priority:

         (1)  All loans against the Policy shall first be repaid;

         (2) The Company shall, to the extent that the Policy proceeds have not be exhausted, next be paid from the death benefit the total amount of the Policy premiums on such Policy claimed to have been paid by the Company since the Policy was taken out;

         (3) The Participant's Beneficiary, as provided in the applicable Designation of Beneficiary Form shall, to the extent that the Policy proceeds have not be exhausted, next be paid an amount equal to three times the Participant's Compensation in the calendar year immediately preceding the year in which his or her death occurs; and

         (4) The Company shall receive the balance, if any, of the death benefit remaining after the payments provided for above.

    (b) Notwithstanding any provision to the contrary, in the event that, for any reason whatsoever, no death benefit is payable under the Policy upon the death of the Participant but, in lieu thereof, the Insurer refunds all or any part of the premiums paid for the Policy, the Company and the Participant's Beneficiary shall share such premiums based on their respective cumulative payments toward those premiums.


3.04  Designation of Beneficiary.

The Participant may select one or more Beneficiaries to receive the portion of the death benefit specified in Section 3.03(a)(3) by completing the Designation of Beneficiary Form attached hereto as Exhibit B and by delivering the form to the Company. Upon receipt of such form, the Company shall execute and deliver to the Insurer a Disposition of Proceeds Endorsement (Exhibit C) with the Beneficiary Designation Form attached.


3.05  Dividends.

Any dividend declared on the Policy shall be applied to purchase paid-up additional insurance on the life of the Participant. The Company and the Participant agree that the dividend election provisions of the Policy shall be consistent with this provision.


3.06  Payment of Premiums.

On or before the due date of each Policy premium, or within the grace period provided therein, the Company shall, except to the extent premiums are satisfied with borrowings under the Policy, pay the full amount of the premium to the Insurer and shall, upon request, promptly furnish the Participant evidence of timely payment of such premium.

On or about December 15th in each year prior to Retirement, each Participant will contribute to the cost of maintaining the Policy or Policies on his or her life by paying to the Company an amount equal to the economic benefit (based on the lowest term life insurance rates of the Insurer) of the life insurance coverage provided by the Policy or Policies. On or about December 1st in each year, the Company shall furnish to the Participant a statement estimating the economic benefit of such coverage.


3.07  Continuation of Life Insurance Benefit in Retirement; Vested Amount.

A Participant who Retires from employment with the Company shall, to the extent he or she is vested on his or her retirement date, be continued to be covered by the Policy for the balance of his or her life as long as he or she has not begun to receive the Supplemental Retirement Income Benefit specified in Article 4. Upon the death of a Retired Participant the total amount provided as a death benefit under the Policy shall be paid in the order of priority and in the amounts specified in Section 3.03(a), provided, however, that the amount paid under subsection (3) of that Section shall be three times the Participant's Compensation in the calendar year immediately preceding the year in which his or her Retirement occurred multiplied by the applicable percentage from the following table:

    Number of Full Years of Employment
    With the Company in the capacity
    of Division President or
    Executive Corporate Officer             Percentage
             5                                 0

             6                               20%

             7                               40%

             8                               60%

             9                               80%

            10    or more                   100%

3.08   Limitation on Benefits.

A Participant's benefit and the benefit of any Beneficiary under this
Article 3 are subject to such Participant having satisfied any requirements of the Insurer as to certain conditions, including good health, at the time that the Company applies for new or increased insurance coverage to provide benefits hereunder.


3.09   Assignment of Participant's Interest in Insurance.

Notwithstanding any provision hereof to the contrary, a Participant shall have the right to absolutely and irrevocably assign by gift all of the Participant's right, title and interest in and to the life insurance death benefits provided under this Article 3. This right shall be exerciseable by the execution and delivery to the Company of a written assignment, in substantially the form attached hereto as Exhibit D. Upon receipt of such written assignment executed by the Participant and duly accepted by the assignee thereof, the Company shall consent thereto in writing, and shall thereafter treat the Participant's assignee as the sole owner of all of the Participant's right, title and interest in and to the life insurance death benefits provided under this Article 3. Thereafter, the Participant shall have no right, title or interest in and to such death benefits. The Participant's assignment of all of his or her right, title and interest in and to the death benefit shall not reduce or eliminate the Participant's conditional right to receive the Supplemental Retirement Income Benefit under Article 4.


3.10   Termination of Participation in Life Insurance Benefit.

The participation of any Participant in the Life Insurance Benefit provided in this Article 3 will be automatically terminated by the occurrence of any of the following:


    (a) Written notice from the Participant to the Company of a desire to terminate participation in the Plan;


    (b) Deposit by the Company of the first payment of the Supplemental Retirement Income Benefit in the U. S. Mails.


    (c) Termination of the Participant's employment with the Company (other than due to the Participant's death) prior to Retirement; or


    (d) The removal of the Participant from the position of a Division President or an Executive Corporate Officer of the Company (other than upon death or Retirement).

3.11   Disposition of Policy Upon Termination of Participation.

Upon termination of a Participant's participation in the Life Insurance Benefit for any reason listed in Section 3.10, all of the rights of the Participant in or to the Policy or those of his or her assignee, or any of their heirs, assigns or beneficiaries shall be automatically terminated and released. The Company may surrender or cancel the Policy for its cash surrender value, or it may change the beneficiary designation provisions of the Policy, naming itself or any other person or entity as revocable beneficiary thereof, or exercise any other ownership rights in and to such Policy.



                                 ARTICLE 4

                  Supplemental Retirement Income Benefit

4.01   Eligibility for Benefit.

A Participant may request participation in the Supplemental Retirement Income Benefit in lieu of coverage under the Life Insurance Benefit. Upon consent of the Company to such request, the Participant shall be eligible to receive a Supplemental Retirement Income Benefit provided hereunder from the Company provided the Participant Retires from employment with the Company.

Notwithstanding any other provision hereof, the Participant's entitlement to receive this Supplemental Retirement Income Benefit shall terminate, without notice, in the event of the death of the Participant prior to the deposit in the U. S. Mails by the Company of the first payment of the Supplemental Retirement Income Benefit.


4.02   Vesting.

A Participant's conditional right to receive the Supplemental Retirement Income Benefit at Retirement shall vest 20% per year (up to a maximum of 100%) upon the completion of each full year in the capacity of Division President or Executive Corporate Officer of the Company with said vesting commencing upon the completion of the Participant's employment for five full years in such a capacity. This vesting is illustrated in the following table:

    Number of Full Years of Employment
    With the Company in the capacity
    of Division President or               Vesting
    Executive Corporate Officer           Percentage


                  5                          0

                  6                        20%

                  7                        40%

                  8                        60%

                  9                        80%

                 10   or more             100%

4.03    Amount of Benefit.

Each monthly Supplemental Retirement Income Benefit payment shall be equal to one-twelfth of thirty percent (30%) of the average of the Participant's

Compensation for the three consecutive calendar years of highest Compensation preceding the date on which the Participant Retires and then multiplied by the Participant's vesting percentage (as set forth in the vesting table in Section 4.02) at the time of Retirement. The payments shall be in the form of substantially equal monthly installment payments, for a period of 10 years, commencing as soon as practicable following the date the Participant Retires from employment with the Company.


4.04    Death Benefit After Commencement of Retirement Benefits.

In the event of the Participant's death after the deposit in the U. S. Mails by the Company of the first payment of the Supplemental Retirement Income Benefit, but prior to the completion of all such payments due and owing hereunder, 100% of the monthly amount previously paid to the Participant shall be continued to be paid to the Participant's surviving spouse, if any, on a monthly basis, until the earlier of: (i) the expiration of the original 10 year period or (ii) the death of the spouse. If the Participant has no spouse living at the time of the Participant's death, or if a Participant's surviving spouse dies before completion of the 10 years of payments, a lump sum will be paid to Participant's Beneficiary in the amount of all remaining payments which have not been previously paid to the Participant or to the Participant's spouse, if applicable.


4.05    Offset for Obligations to Company.

If, at such time as the Participant becomes entitled to receive
Supplemental Retirement Income Benefit payments pursuant to this Article 4, the Participant has any debt, obligation or other liability representing an amount due and owing to the Company, the Company may offset the amount owed it against the amount of benefits otherwise distributable hereunder.


4.06    No Trust Created.

Notwithstanding anything in this Plan, no action taken pursuant to its provisions by either the Company or any Participant shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participant, his or her spouse or any other person or entity except to the limited extent set forth in Section 5.01 herein.


4.07 Benefits Payable Only From General Corporate Assets; Unsecured General Creditor Status of Participant.

Supplemental Retirement Income Benefit payments to the Participant or his or her spouse shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Company. No persons shall have any interest in any such assets by virtue of the provisions of this Plan. The Company's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that any person acquires a right to receive payments from the Company under the provisions of this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.


4.08    Benefits Not Transferable.

Neither the Participant, his or her spouse, his or her Beneficiary, nor any other person with a beneficial interest under this Plan shall have any power or right to transfer, assign, anticipate, hypothecate or otherwise encumber any part or all of the amounts payable under this Article 4. No such amounts shall be subject to seizure by any creditor or any such Beneficiary, by a proceeding at law or in equity, nor shall such amounts be transferable by operation of law in the event of bankruptcy, insolvency or death of the Participant, his or her spouse, his or her Beneficiary, or any other person with a beneficial interest hereunder. Any such attempt at assignment or transfer shall be void. These restrictions on the transfer or assignment shall not limit the Participant's right to assign his right, title and interest in the life insurance death benefit provided in Section 3.09.

                                 ARTICLE 5

                            Plan Administration


5.01 Named Fiduciary, Determination of Benefits, Claims Procedure and Administration.

The Company is hereby designated as the named fiduciary under this Plan. The named fiduciary shall have authority to control and manage the operation and administration of this Plan through a plan administrator designated by it, and it shall be responsible for establishing and carrying out a funding policy and method consistent with the objectives of this Plan. The Company shall also have the power to establish, adopt or revise such rules and regulations as it may deem advisable for the administration of the Plan. The interpretation and construction of the Plan by the Company and any action taken thereunder, shall be binding and conclusive upon all parties in interest. No officer, Employee or agent of the Company shall, in any event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction or administration of the Plan, so long as such action or omission to act is made in good faith. An Employee of the Company serving as plan administrator shall be eligible to participate in the Plan while serving as such, but no such Employee shall vote or act upon any matter that relates solely to such Employee's interest in the Plan as a Participant.


5.02    Claim Procedures

    (a)  Claim.   A person who believes that he is being denied a benefit
         to which he is entitled under the Plan (hereinafter referred to as a "Claimant") may file a written request for such benefit with the Company, setting forth his or her claim. The request must be addressed to the CEO of the Company at its then principal executive offices.

    (b)  Claim Decision.   Upon receipt of a claim, the CEO shall advise
         the Claimant that a reply will be forthcoming within 90 days and shall, in fact, deliver such reply within such period. The CEO may, however, extend the reply period for an additional 90 days for reasonable cause.

If the claim is denied in whole or in part, the CEO shall issue a written opinion, using language calculated to be understood by the Claimant, setting forth:
       (i)    the specific reason or reasons for such denial;

      (ii) the specific reference to pertinent provisions of this Plan on which such denial is based;

     (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; and

      (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review.

                                 ARTICLE 6

                               Miscellaneous


6.01   No Contract of Employment.

Nothing contained herein shall be construed to be a contract of employment for any period of time, nor as conferring upon a Participant the right to continue in the employ of the Company in any capacity.


6.02   Amendment of Plan.

This Plan may be amended by the Company at any time, by delivery of written notice of such amendment to the Participants, provided, however, that no such amendment shall in any material way adversely affect any rights of a Participant, to the extent vested, in the Life Insurance Benefit after Retirement or any rights of a Retired Participant or spouse who is receiving payments under the Supplemental Retirement Income Benefit.


6.03   Conflicting Provisions.

In the event of a conflict between the provisions of this Plan and the provisions of any endorsement to a Policy, beneficiary designation or other document related to a Policy, the provisions of this Plan shall prevail. No party shall assert or enforce any right which it may have in a Policy, the beneficiary designation thereunder, or other document which is inconsistent with the rights established by this Plan.


6.04   Notice.

Any notice, consent or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.


6.05   Governing Law.

This Plan shall be governed by and construed in accordance with the internal laws of the State of New Hampshire.


IN WITNESS WHEREOF, the Company has executed this Plan, such execution first having been duly authorized by the Salary and Employee Benefits Committee of the Board of Directors of the Company pursuant to a delegation of authority from said Board of Directors.

                                 STANDEX INTERNATIONAL CORPORATION


                                 By:    ___________________________________

                                 Title: ___________________________________


                                                      EXHIBIT A

                           ENROLLMENT AGREEMENT

                     STANDEX INTERNATIONAL CORPORATION
                       EXECUTIVE LIFE INSURANCE PLAN


Name of Employee:


Social Security No.:


    I hereby elect to participate in the Executive Life Insurance Plan (the "Plan") of Standex International Corporation (the "Company"), a copy of which I have received and read. By signing this Enrollment Agreement, I agree to be bound by the terms of the Plan. I have designated my beneficiary on a Designation of Beneficiary form.

    I authorize and direct the Company, subject to the provisions of the Plan, to obtain and own insurance policies on my life. This authorization and direction applies to this Plan as presently constituted, or hereafter amended, for which I am or may become eligible and shall continue to apply until revoked by me in writing.




Dated      _______________             ______________________________
                                       Employee Signature




           Received and approved by the Company.

                                STANDEX INTERNATIONAL CORPORATION


                                By:

Dated: ______________           Title:
                                       EXHIBIT B                Page 1 of 2

                        DESIGNATION OF BENEFICIARY

                     STANDEX INTERNATIONAL CORPORATION
                       EXECUTIVE LIFE INSURANCE PLAN

To:            Standex International Corporation

Attention:     Corporate Benefits Department

Designation.

        Pursuant to the provisions of the Executive Life Insurance Plan, dated as of June l, 1994, (the "Plan"), of Standex International
Corporation (the "Company"), I hereby designate the following as my primary and contingent beneficiaries under the Plan, to receive payment of any benefits that may be due and payable upon my death while a Participant in the Plan:

Primary Beneficiary

Last Name, First,                  Age              Relationship

Middle Initial

_________________________________  ________         ____________________

Address:  Number and Street


          City                         State             Zip Code

          __________________________   __________        ______________

Contingent Beneficiary

    Last Name, First,                     Age            Relationship
    Middle Initial

    _________________________________     ________       ______________

Address: Number and Street


         City                            State             Zip Code

         __________________________      __________        ______________

                                         EXHIBIT B         Page 2 of 2


    All sums to which this Designation of Beneficiary applies shall be paid pursuant to the terms of the Plan. All prior designations of beneficiaries which are inconsistent with the provisions of this Designation of Beneficiary, if any, are hereby revoked.

Reservation of Revocation.

    Unless otherwise provided by law, I hereby reserve the right to amend, change or revoke in its entirety this Designation of Beneficiary by filing a new form with the Company.

Effective Date.

    It is hereby agreed that this Designation of Beneficiary shall not become effective unless and until it is approved by the Company.


                                  EMPLOYEE:


Dated: ______________




    Received and approved by the Company.

                                  STANDEX INTERNATIONAL CORPORATION


                                  By:


Dated:  ______________            Title:

                                    EXHIBIT C            Page 1 of 2

                        DISPOSITION OF PROCEEDS ENDORSEMENT

     {To be filed by the Company in duplicate with the Insurer upon enrollment of Participant in the Plan, and at the time that the Participant files any change in beneficiary with the Company. The Company must attach a copy of the Beneficiary Designation Form, completed by the Participant, to this Beneficiary Provision. The Company shall also notify the Insurer, upon the death of the Participant, of the amounts to which the Company and other beneficiaries are entitled.}


Name of Insurer:


Name of Policy Owner:   Standex International Corporation (the "Company")


Name of Insured:


Policy Number:

    I. Disposition of Proceeds. The proceeds due under the Policy by reason of the death of the insured shall be paid in the following order of priority:

         (1)   All loans against the Policy shall first be repaid;

         (2) The Company shall, to the extent that the Policy proceeds have not be exhausted, next be paid from the death benefit the total amount of the Policy premiums on such Policy claimed to have been paid by the Company since the Policy was taken out;

         (3) The Participant's Beneficiary, as provided in the applicable Designation of Beneficiary Form shall, to the extent that the Policy proceeds have not be exhausted, next be paid an amount equal to three times the Participant's Compensation in the calendar year immediately preceding the year in which his or her death occurs; and

         (4) The Company shall receive the balance, if any, of the death benefit remaining after the payments provided for above.

                                       EXHIBIT C         Page 2 of 2


    2. Release of Insurer. The receipt by the insurer of a statement signed by the Company setting forth the amount claimed to be due each beneficiary in connection with this Policy, shall be conclusive as to the amount due each beneficiary, and the Insurer shall be fully acquitted, discharged and released from the claims of all persons having an interest in this Policy for the amount so paid.

                                       STANDEX INTERNATIONAL CORPORATION

                                              Policy Owner


Dated:  ________________               By:



    The Insurer hereby acknowledges receipt of a copy of this Beneficiary Provision.



                                              Insurer


Dated: _________________               By:

                                       EXHIBIT D         Page 1 of 2


          IRREVOCABLE ASSIGNMENT OF LIFE INSURANCE DEATH BENEFITS




    THIS ASSIGNMENT, dated this _____ day of ______________, 199___,


    WITNESSETH THAT:


    WHEREAS, the undersigned (the "Assignor") is a participating employee in the Executive Life Insurance Plan (the "Plan"), which Plan is provided by Standex International Corporation (the "Company"). The Plan confers upon the undersigned certain rights and benefits with regard to one or more policies of insurance insuring the Assignor's life; and


    WHEREAS, pursuant to the provisions of the Plan, the Assignor retained the right, exerciseable by the execution and delivery to the Company of a written form of assignment, to absolutely and irrevocably assign all of the Assignor's right, title and interest in and to the life insurance death benefit provided under the Plan to an assignee; and


    WHEREAS, the Assignor desires to exercise that right;


    NOW, THEREFORE, the Assignor, without consideration, and intending to make a gift, hereby absolutely and irrevocably assigns, gives, grants, and transfers to _____________________________________________ (the "Assignee")
whose last known address is ______________________________________________
______________________ all of the Assignor's right, title and interest in and to the life insurance death benefit provided under the Plan, intending that, from and after this date, the Assignor shall neither have nor retain any right, title or interest therein.




                                       Assignor

                                       EXHIBIT D          Page 2 of 2


                         ACCEPTANCE OF ASSIGNMENT

    The undersigned Assignee hereby accepts the above assignment of all right, title and interest of the Assignor therein in and to the life insurance death benefit provided in the Plan, and the undersigned hereby agrees to be bound by all of the terms and conditions of the Plan as they apply to the life insurance death benefit, as if the Assignee were the original employee party to the Plan.


Dated: ______________
                                       Assignee



                           CONSENT TO ASSIGNMENT

    The undersigned Company hereby consents to the foregoing assignment of all of the right, title and interest of the Assignor in and to the life insurance death benefit provided under the Plan, to the Assignee designated therein. The Company hereby agrees that, from and after the date hereof, the Company shall look solely to such Assignee for the performance of all obligations with respect to the life insurance death benefit under the Plan which were heretofore the responsibility of the Assignor, shall allow all rights and benefits provided therein to the Assignor to be exercised only by the Assignee, and shall hereafter treat said Assignee in all respects as if the original employee party to the Plan.

                                       STANDEX INTERNATIONAL CORPORATION


Dated: _______________             By:

                                   Title: